u:\osunkwo\govtelec.prx
VOTE THIS PROXY CARD TODAY
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please detach at Perforation Before Mailing)
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SMITH BARNEY MANAGED GOVERNMENTS FUND INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, holder of shares of Smith Barney Managed Governments Fund Inc. (the "Fund"), hereby appoints Heath B. McLendon, Christina T. Sydor and Caren A. Cunningham, attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 388 Greenwich Street, 22nd Floor, New York, New York on December 5, 1995 at 4:00 p.m. and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated November 3, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

NOTE:
PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE

Note:  Please sign exactly as your name appears on this Proxy.
If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Date:          _______________________________________

Signature(s):  _______________________________________

(Title(s),
if applicable):     _______________________________________


VOTE THIS PROXY CARD TODAY
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)

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 ...................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

                                                  FOR all nominees listed [    ]
WITHHOLD AUTHORITY [    ]
                                                  (except as marked to
to vote for all nominees listed
                                                  the contrary below)

PROPOSAL 1: To elect ten (10) Directors of the Fund:
Herbert Barg, Alfred J. Bianchetti, Martin Brody, Dwight B. Crane, Burt N. Dorsett,
Elliot S. Jaffe, Stephen E. Kaufman, Joseph J. McCann, Heath B. McLendon and Cornelius C. Rose.

(INSTRUCTION: To withhold authority to vote for any individual, write his name on the line provide below)

________________________________________________________________________

PROPOSAL 2: To ratify the selection of KPMG Peat Marwick LLP as       FOR [    ]
AGAINST [   ]  ABSTAIN [   ]
independent accountants for the Fund for the fiscal year ending July 31, 1996.